EXHIBIT 32.1

TECOGEN INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350

Each of Benjamin M. Locke, and Bonnie J. Brown, or the Company, certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, that, to his or her knowledge:

1.
The Annual Report on Form 10-K of the Company for the year ended December 31, 2019, or the Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2020

/s/ Benjamin M. Locke
Benjamin M. Locke
Chief Executive Officer

/s/ Bonnie J. Brown
Bonnie J. Brown
Chief Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.